EXHIBIT 99.1

MURPHY OIL CORPORATION ANNOUNCES SECOND QUARTER 2020
OPERATING AND FINANCIAL RESULTS

HOUSTON, Texas, August 6, 2020 - Murphy Oil Corporation (NYSE: MUR) today announced its financial and operating results for the second quarter ended June 30, 2020, including a net loss attributable to Murphy of $317 million, or $2.06 net loss per diluted share. Adjusted net loss, which excludes discontinued operations and other one-off items, was $110 million, or $0.71 net loss per diluted share.

Unless otherwise noted, the financial and operating highlights and metrics discussed in this commentary exclude noncontrolling interest. 1

Significant items include:

•Produced 168 thousand barrels of oil equivalent per day, including 58 percent or 98 thousand barrels of oil per day

•Improved average lease operating expenses by 22 percent from the first quarter 2020 to less than $9 per barrel of oil equivalent in the second quarter, or approximately $7 per barrel of oil equivalent excluding workover expenses

•Received $109 million of cash crude oil hedge settlements for the quarter

•Lowered expected full year G&A by approximately 40 percent to a range of $130 million to $140 million compared to full year 2019 including the impact of the previously announced office closures, restructuring and a 30 percent office headcount reduction

•Reduced the full year 2020 capital expenditure budget an additional $40 million, to a range of $680 million to $720 million, or a more than 50 percent reduction from the original 2020 guidance

•Initiated crude oil hedge position for 2021, resulting in a total of 15 thousand barrels of oil per day hedged at an average price of $42.93 per barrel

SECOND QUARTER 2020 FINANCIAL RESULTS

The company recorded a net loss, attributable to Murphy, of $317 million, or $2.06 net loss per diluted share, for the second quarter 2020. Adjusted net loss, which excludes both the results of discontinued operations and certain other items that affect comparability of results between periods, was $110 million, or $0.71 net loss per diluted share for the same period. The adjusted loss from continuing operations excludes the following after-tax items: a $146 million non-cash mark-to-market loss on crude oil derivative contracts, a $32 million charge for restructuring expenses, a $16 million non-cash asset impairment charge, and a $12 million non-cash mark-to-market loss on liabilities associated with future contingent consideration. Details for second quarter results can be found in the attached schedules.

Adjusted earnings before interest, taxes, depreciation and amortization (EBITDA) from continuing operations attributable to Murphy was $125 million, or $8 per barrel of oil equivalent (BOE) sold. Adjusted earnings before interest, tax, depreciation, amortization and exploration expenses (EBITDAX) from continuing operations attributable to Murphy was $154 million, or $10 per BOE sold. Details for second quarter adjusted EBITDA and EBITDAX reconciliations can be found in the attached schedules.

Second quarter production averaged 168 thousand barrels of oil equivalent per day (MBOEPD) with 58 percent oil and 65 percent liquids. Volumes were negatively affected by a total of 17.5 MBOEPD for the second quarter, of which approximately 16 MBOEPD were the result of shut-ins due to market prices as previously disclosed, in addition to nearly 1.6 MBOEPD as the result of Tropical Storm Cristobal in the Gulf of Mexico. Production volumes from the shut-in wells are back online in June. Details for second quarter production can be found in the attached schedules.

“The second quarter was difficult not only for our industry, but also our company. As we endured the economic fallout from the global pandemic and the unprecedented oil price collapse, we made the decision to shut in wells, primarily at a single offshore facility. Absent these shut-ins, our assets performed very well and production volumes would have been essentially flat with first quarter 2020. I am proud of our team’s ability to manage uptime and performance despite the unique challenges presented by recent events. Our field employees continue to follow strict safety protocols, and have kept COVID-19 absent from our operations,” stated Roger W. Jenkins, President and Chief Executive Officer of Murphy Oil Corporation.

PROTECTING THE COMPANY’S FINANCIAL POSITION

As of June 30, 2020, Murphy had approximately $1.6 billion of liquidity, comprised of $1.4 billion undrawn under the $1.6 billion senior unsecured credit facility and approximately $146 million of cash and cash equivalents.

At the end of second quarter 2020, Murphy had outstanding debt of $2.8 billion in long-term, fixed-rate notes and $170 million drawn under its senior unsecured credit facility. The fixed-rate notes had a weighted average maturity of 7.3 years and a weighted average coupon of 5.9 percent. Overall, approximately 80 percent of total fixed-rate notes are due in 2024 or later.

COMMODITY HEDGE POSITIONS MITIGATE CASH FLOW VOLATILITY

The company employs derivative commodity instruments to manage certain risks associated with commodity price volatility and underpin capital spending associated with certain assets. Subsequent to quarter-end, Murphy opportunistically layered on hedges to protect cash flow with the execution of WTI fixed prices swaps, resulting in a total 15 MBOPD hedged for full year 2021 at an average price of $42.93 per barrel.

Details for the current hedge positions can be found in the attached schedules.

FURTHER REDUCING CAPTIAL EXPENDITURES

Murphy has continued to rework its remaining 2020 capital plans given ongoing macroeconomic conditions and low commodity prices. As a result, the company’s full year budget has been reduced a further $40 million at the midpoint, to a range of $680 million to $720 million, or more than a 50 percent reduction from original guidance. Note that CAPEX guidance excludes Gulf of Mexico noncontrolling interest (NCI) and King’s Quay floating production system (FPS) construction spending. For second quarter 2020, Murphy accrued a total $174 million of CAPEX, including approximately $33 million for the King’s Quay FPS which, along with previous King’s Quay expenditures, will be reimbursed at the close of the transaction, which is anticipated to occur in the third quarter.

“This quarter, we made meaningful reductions to right-size our cost structure, capital spending and quarterly dividend. With our capital program significantly weighted towards the first half of 2020, this sets the company up to generate free cash flow, after the dividend, for the remainder of the year based on current strip prices. As I look ahead, we are in the early stages of benefiting from our new low-cost structure with the reduction in force and office closures finalized just last month, and we look forward to executing our business plans in a streamlined setting going forward,” Jenkins added.

THIRD QUARTER 2020 PRODUCTION GUIDANCE

With the revised capital budget, Murphy anticipates production volumes of approximately 153 MBOEPD to 163 MBOEPD for the third quarter. This guidance range is primarily impacted by two major factors - assumed storm downtime of nearly 5 MBOEPD, and repairs at Delta House facility totaling 8 MBOEPD - as well as planned maintenance at a non-operated Gulf of Mexico field, resulting in 1,200 BOEPD of third quarter downtime.

OPERATIONS SUMMARY

North American Onshore
The North American onshore business produced approximately 90 MBOEPD in the second quarter.

Eagle Ford Shale – Production averaged 38 MBOEPD with 74 percent oil volumes in the second quarter. As planned, early in the quarter Murphy brought online 11 operated wells in Karnes, comprised of nine new wells and two refracs. The five non-operated Karnes wells scheduled to come online were delayed to the third quarter. An additional three non-operated wells are scheduled to come online, for a total of eight non-operated wells to come online in the third quarter. Drilling and completions costs have improved considerably since 2019, with the average cost reduced to approximately $5 million per well for the first half of 2020. No further operated activity is planned for 2020.

Tupper Montney – Natural gas production averaged 237 MMCFD for the quarter. No activity occurred in the second quarter, and none is planned for the remainder of 2020.

Kaybob Duvernay – Second quarter production averaged nearly 11 MBOEPD. One well was brought online during the quarter as planned, with production from the remaining four new wells deferred to the third quarter due to market pricing. No drilling and completions activity is planned for the remainder of 2020.

Placid Montney – Produced 2 MBOEPD in the second quarter through Murphy’s non-operated position. As planned, six non-operated wells were brought online in April, and shut in for May and June due to low commodity prices. Production from these new wells resumed in July.

Global Offshore
The offshore business produced 78 MBOEPD for the second quarter, comprised of 80 percent oil. This excludes production from discontinued operations and noncontrolling interest. Gulf of Mexico production in the quarter averaged 72 MBOEPD, consisting of 78 percent oil. Canada offshore production averaged 6 MBOEPD, comprised of 100 percent oil.

Gulf of Mexico – The second well in the Front Runner rig program, A-7 (Green Canyon 338), was completed and brought online during the second quarter. As previously disclosed, the planned third well in the program has been postponed as part of Murphy’s revised capital budget due to ongoing low commodity prices.

Also in the quarter, the Dalmatian DC 134 #2 (De Soto Canyon 134) and Cascade 4 (Walker Ridge 250) well workovers were completed and the wells returned to production for total net workover costs of approximately $20 million, representing nearly 15 percent of total operating expenses for the quarter.

Murphy’s operating partner in Kodiak #3 (Mississippi Canyon 727) drilled the well to total depth in the second quarter, with completion delayed until pricing recovers. Additionally, the non-operated St. Malo waterflood project continues to progress, and the producer well PN005 (Walker Ridge 678) was spud during the quarter.

The King’s Quay FPS transaction documentation is progressing, with the logistical effects of COVID-19 delaying closing, which is now targeted for the third quarter. During the second quarter, construction on the FPS with Hyundai Heavy Industries achieved the significant milestone of 1 million man-hours with zero Lost Time Incidents.

Canada Offshore – As previously announced, non-operated Terra Nova is expected to remain offline for the year.

EXPLORATION

Gulf of Mexico – The non-operated Mt. Ouray well (Green Canyon 767) was drilled in the second quarter for $7.8 million cost net to Murphy as 20 percent working interest owner. The well has been classified as a dry hole.

CONFERENCE CALL AND WEBCAST SCHEDULED FOR AUGUST 6, 2020

Murphy will host a conference call to discuss second quarter 2020 financial and operating results on Thursday, August 6, 2020, at 9:00 a.m. EDT. The call can be accessed either via the Internet through the Investor Relations section of Murphy Oil’s website at http://ir.murphyoilcorp.com or via the telephone by dialing toll free 1-888-886-7786, reservation number 90315402.

FINANCIAL DATA

Summary financial data and operating statistics for second quarter 2020, with comparisons to the same period from the previous year, are contained in the following schedules. Additionally, a schedule indicating the impacts of items affecting comparability of results between periods, a reconciliation of EBITDA and EBITDAX between periods, as well as guidance for the third quarter 2020, are also included.

1In accordance with GAAP, Murphy reports the 100 percent interest, including a 20 percent noncontrolling interest (NCI), in its subsidiary, MP Gulf of Mexico, LLC (MP GOM). The GAAP financials will include the NCI portion of revenue, costs, assets and liabilities and cash flows. Unless otherwise noted, the financial and operating highlights and metrics discussed in this news release, but not the accompanying schedules, exclude the NCI, thereby representing only the amounts attributable to Murphy.

ABOUT MURPHY OIL CORPORATION

As an independent oil and natural gas exploration and production company, Murphy Oil Corporation believes in providing energy that empowers people by doing right always, staying with it and thinking beyond possible. It challenges the norm, taps into its strong legacy and uses its foresight and financial discipline to deliver inspired energy solutions. Murphy sees a future where it is an industry leader who is positively impacting lives for the next 100 years and beyond. Additional information can be found on the company’s website at www.murphyoilcorp.com.

FORWARD-LOOKING STATEMENTS

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally identified through the inclusion of words such as “aim”, “anticipate”, “believe”, “drive”, “estimate”, “expect”, “expressed confidence”, “forecast”, “future”, “goal”, “guidance”, “intend”, “may”, “objective”, “outlook”, “plan”, “position”, “potential”, “project”, “seek”, “should”, “strategy”, “target”, “will” or variations of such words and other similar expressions. These statements, which express management’s current views concerning future events or results, are subject to inherent risks and uncertainties. Factors that could cause one or more of these future events or results not to occur as implied by any forward-looking statement include, but are not limited to: macro conditions in the oil and gas industry, including supply/demand levels, actions taken by major oil exporters and the resulting impacts on commodity prices; increased volatility or deterioration in the success rate of our exploration programs or in our ability to maintain production rates and replace reserves; reduced customer demand for our products due to environmental, regulatory, technological or other reasons; adverse foreign exchange movements; political and regulatory instability in the markets where we do business; the impact on our operations or market of health pandemics such as COVID-19 and related government responses; other natural hazards impacting our operations or markets; any other deterioration in our business, markets or prospects; any failure to obtain necessary regulatory approvals; any inability to service or refinance our outstanding debt or to access debt markets at acceptable prices; or adverse developments in the U.S. or global capital markets, credit markets or economies in general. For further discussion of factors that could cause one or more of these future events or results not to occur as implied by any forward-looking statement, see “Risk Factors” in our most recent Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (“SEC”) and any subsequent Quarterly Report on Form 10-Q or Current Report on Form 8-K that we file, available from the SEC’s website and from Murphy Oil Corporation’s website at http://ir.murphyoilcorp.com. Murphy Oil Corporation undertakes no duty to publicly update or revise any forward-looking statements.

NON-GAAP FINANCIAL MEASURES

This news release contains certain non-GAAP financial measures that management believes are useful tools for internal use and the investment community in evaluating Murphy Oil Corporation’s overall financial performance. These non-GAAP financial measures are broadly used to value and compare companies in the crude oil and natural gas industry. Not all companies define these measures in the same way. In addition, these non-GAAP financial measures are not a substitute for financial measures prepared in accordance with GAAP and should therefore be considered only as supplemental to such GAAP financial measures. Please see the attached schedules for reconciliations of the differences between the non-GAAP financial measures used in this news release and the most directly comparable GAAP financial measures.

Investor Contacts:

Kelly Whitley, kelly_whitley@murphyoilcorp.com, 281-675-9107
Megan Larson, megan_larson@murphyoilcorp.com, 281-675-9470

MURPHY OIL CORPORATION
SUMMARIZED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(Thousands of dollars, except per share amounts)	2020	2019	2020	2019
Revenues and other income
Revenue from sales to customers	$285,745	680,436	886,303	1,309,790
(Loss) gain on crude contracts	(75,880)	57,916	324,792	57,916
Gain on sale of assets and other income	1,677	5,598	4,175	6,790
Total revenues and other income	211,542	743,950	1,215,270	1,374,496
Costs and expenses
Lease operating expenses	144,644	137,132	353,792	268,828
Severance and ad valorem taxes	6,442	13,072	15,864	23,169
Transportation, gathering and processing	41,090	34,901	85,457	74,443
Exploration expenses, including undeveloped lease amortization	29,468	30,674	49,594	63,212
Selling and general expenses	39,100	57,532	75,872	120,892
Restructuring expenses	41,397	—	41,397	—
Depreciation, depletion and amortization	231,446	264,302	537,548	493,708
Accretion of asset retirement obligations	10,469	9,897	20,435	19,237
Impairment of assets	19,616	—	987,146	—
Other (benefit) expense	22,007	25,437	(23,181)	55,442
Total costs and expenses	585,679	572,947	2,143,924	1,118,931
Operating (loss) income from continuing operations	(374,137)	171,003	(928,654)	255,565
Other income (loss)
Interest and other income (loss)	(5,171)	(8,968)	(4,930)	(13,716)
Interest expense, net	(38,598)	(54,096)	(79,695)	(100,165)
Total other loss	(43,769)	(63,064)	(84,625)	(113,881)
(Loss) income from continuing operations before income taxes	(417,906)	107,939	(1,013,279)	141,684
Income tax (benefit) expense	(94,773)	9,115	(186,306)	19,937
(Loss) income from continuing operations	(323,133)	98,824	(826,973)	121,747
(Loss) income from discontinued operations, net of income taxes	(1,267)	24,418	(6,129)	74,264
Net (loss) income including noncontrolling interest	(324,400)	123,242	(833,102)	196,011
Less: Net (loss) income attributable to noncontrolling interest	(7,216)	30,970	(99,814)	63,557
NET (LOSS) INCOME ATTRIBUTABLE TO MURPHY	$(317,184)	92,272	(733,288)	132,454

(LOSS) INCOME PER COMMON SHARE – BASIC
Continuing operations	$(2.05)	0.40	(4.74)	0.34
Discontinued operations	(0.01)	0.15	(0.04)	0.44
Net (loss) income	$(2.06)	0.55	(4.78)	0.78

(LOSS) INCOME PER COMMON SHARE – DILUTED
Continuing operations	$(2.05)	0.40	(4.74)	0.34
Discontinued operations	(0.01)	0.14	(0.04)	0.43
Net (loss) income	$(2.06)	0.54	(4.78)	0.77
Cash dividends per Common share	0.125	0.25	0.375	0.50
Average Common shares outstanding (thousands)
Basic	153,581	168,538	153,429	170,556
Diluted	153,581	169,272	153,429	171,433

MURPHY OIL CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(Thousands of dollars)	2020	2019	2020	2019
Operating Activities
Net (loss) income including noncontrolling interest	$(324,400)	123,242	(833,102)	196,011
Adjustments to reconcile net (loss) income to net cash (required) provided by continuing operations activities:
Loss (income) from discontinued operations	1,267	(24,418)	6,129	(74,264)
Depreciation, depletion and amortization	231,446	264,302	537,548	493,708
Previously suspended exploration costs	7,580	(350)	7,677	12,901
Amortization of undeveloped leases	7,292	7,105	14,770	15,150
Accretion of asset retirement obligations	10,469	9,897	20,435	19,237
Impairment of assets	19,616	—	987,146	—
Deferred income tax (benefit) expense	(86,529)	2,412	(167,902)	18,001
Mark to market (gain) loss on contingent consideration	15,622	15,360	(43,529)	28,890
Mark to market (gain) loss of crude contracts	184,454	(50,831)	(173,848)	(50,831)
Noncash restructuring expense	17,565	—	17,565	—
Long-term non-cash compensation	12,955	22,367	22,760	44,755
Net decrease (increase) in noncash operating working capital	(106,492)	93,139	1,335	(5,366)
Other operating activities, net	(14,123)	(23,979)	(27,605)	(42,761)
Net cash (required) provided by continuing operations activities	(23,278)	438,234	369,379	655,431
Investing Activities
Property additions and dry hole costs	(182,767)	(374,831)	(537,601)	(645,169)
Property additions for King's Quay FPS	(30,339)	—	(51,635)	—
Acquisition of oil and gas properties	—	(1,226,261)	—	(1,226,261)
Proceeds from sales of property, plant and equipment	—	16,816	—	16,816
Net cash required by investing activities	(213,106)	(1,584,276)	(589,236)	(1,854,614)
Financing Activities
Borrowings on revolving credit facility	200,000	1,075,000	370,000	1,075,000
Repayment of revolving credit facility	(200,000)	—	(200,000)	—
Cash dividends paid	(19,198)	(42,105)	(57,590)	(85,503)
Distributions to noncontrolling interest	(1)	(50,339)	(32,400)	(68,776)
Early retirement of debt	(8,655)	—	(12,225)	—
Withholding tax on stock-based incentive awards	(153)	—	(7,247)	(6,991)
Debt issuance, net of cost	—	—	(613)	—
Proceeds from term loan and other loans	371	500,000	371	500,000
Capital lease obligation payments	(168)	(175)	(336)	(335)
Repurchase of common stock	—	(299,924)	—	(299,924)
Net cash (required) provided by financing activities	(27,804)	1,182,457	59,960	1,113,471
Cash Flows from Discontinued Operations [1]
Operating activities	—	(1,197)	(1,202)	122,272
Investing activities	—	(23,360)	4,494	(49,798)
Financing activities	—	(2,367)	—	(4,914)
Net cash provided by discontinued operations	—	(26,924)	3,292	67,560
Cash transferred from discontinued operations to continuing operations	—	2,485	—	48,565
Effect of exchange rate changes on cash and cash equivalents	1,940	863	(1,358)	3,268
Net increase (decrease) in cash and cash equivalents	(262,248)	39,763	(161,255)	(33,879)
Cash and cash equivalents at beginning of period	407,753	286,281	306,760	359,923
Cash and cash equivalents at end of period	$145,505	326,044	145,505	326,044
1 Net cash provided by discontinued operations is not part of the cash flow reconciliation.

MURPHY OIL CORPORATION
SCHEDULE OF ADJUSTED INCOME (LOSS)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(Millions of dollars, except per share amounts)	2020	2019	2020	2019
Net (loss) income attributable to Murphy (GAAP)	$(317.1)	92.3	(733.2)	132.5
Discontinued operations loss (income)	1.2	(24.5)	6.1	(74.3)
(Loss) income from continuing operations	(315.9)	67.8	(727.1)	58.2
Adjustments (after tax):
Impairment of assets	15.6	—	708.3	—
Mark-to-market (gain) loss on crude oil derivative contracts	145.8	(40.2)	(137.3)	(40.2)
Mark-to-market (gain) loss on contingent consideration	12.3	12.1	(34.4)	22.8
Restructuring expenses	31.6	—	31.6	—
Unutilized rig charges	3.5	—	6.3	—
(Gain) loss on extinguishment of debt	(4.2)	—	(4.2)	—
Inventory loss	—	—	3.8	—
Foreign exchange (gains) losses	1.5	2.7	(2.5)	5.1
Business development transaction costs	—	6.2	—	16.0
Write-off of previously suspended exploration wells	—	—	—	13.2
Impact of tax reform	—	(13.0)	—	(13.0)
Total adjustments after taxes	206.1	(32.2)	571.6	3.9
Adjusted (loss) income from continuing operations attributable to Murphy	$(109.8)	35.6	(155.5)	62.1

Adjusted (loss) income from continuing operations per average diluted share	$(0.71)	0.21	(1.01)	0.36
Non-GAAP Financial Measures
Presented above is a reconciliation of Net (loss) income to Adjusted (loss) income from continuing operations attributable to Murphy.  Adjusted (loss) income excludes certain items that management believes affect the comparability of results between periods.  Management believes this is important information to provide because it is used by management to evaluate the Company’s operational performance and trends between periods and relative to its industry competitors.  Management also believes this information may be useful to investors and analysts to gain a better understanding of the Company’s financial results.  Adjusted (loss) income is a non-GAAP financial measure and should not be considered a substitute for Net (loss) income as determined in accordance with accounting principles generally accepted in the United States of America.
Amounts shown above as reconciling items between Net (loss) income and Adjusted (loss) income are presented net of applicable income taxes based on the estimated statutory rate in the applicable tax jurisdiction.  The pretax and income tax impacts for adjustments shown above are as follows by area of operations and exclude the share attributable to non-controlling interests.

	Three Months Ended June 30, 2020			Six Months Ended June 30, 2020
(Millions of dollars)	Pretax	Tax	Net	Pretax	Tax	Net
Exploration & Production:
United States	$39.8	(8.3)	31.5	815.6	(171.3)	644.3
Other International	—	—	—	39.7	—	39.7
Total E&P	39.8	(8.3)	31.5	855.3	(171.3)	684.0
Corporate:	221.9	(47.3)	174.6	(141.0)	28.6	(112.4)
Total adjustments	$261.7	(55.6)	206.1	714.3	(142.7)	571.6

MURPHY OIL CORPORATION
SCHEDULE OF EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION
AND AMORTIZATION (EBITDA)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(Millions of dollars, except per barrel of oil equivalents sold)	2020	2019	2020	2019
Net (loss) income attributable to Murphy (GAAP)	$(317.1)	92.3	(733.2)	132.5
Income tax (benefit) expense	(94.8)	9.1	(186.3)	19.9
Interest expense, net	38.6	54.1	79.7	100.2
Depreciation, depletion and amortization expense ¹	219.1	246.0	505.3	458.1
EBITDA attributable to Murphy (Non-GAAP)	$(154.2)	401.5	(334.5)	710.7
Impairment of assets ¹	19.6	—	886.0	—
Mark-to-market (gain) loss on crude oil derivative contracts	184.5	(50.8)	(173.8)	(50.8)
Mark-to-market (gain) loss on contingent consideration	15.7	15.4	(43.5)	28.9
Restructuring expenses	41.4	—	41.4	—
Accretion of asset retirement obligations	10.5	9.9	20.4	19.2
Unutilized rig charges	4.5	—	8.0	—
Discontinued operations loss (income)	1.2	(24.4)	6.1	(74.3)
Inventory loss	—	—	4.8	—
Foreign exchange (gains) losses	1.4	3.0	(3.3)	5.6
Business development transaction costs	—	7.8	—	20.3
Write-off of previously suspended exploration wells	—	—	—	13.2
Adjusted EBITDA attributable to Murphy (Non-GAAP)	$124.6	362.4	411.6	672.8

Total barrels of oil equivalents sold from continuing operations attributable to Murphy (thousands of barrels)	15,242	14,269	32,312	27,766

Adjusted EBITDA per barrel of oil equivalents sold	$8.17	25.40	12.74	24.23
Non-GAAP Financial Measures
Presented above is a reconciliation of Net (loss) income to Earnings before interest, taxes, depreciation and amortization (EBITDA) and adjusted EBITDA.  Management believes EBITDA and adjusted EBITDA are important information to provide because they are used by management to evaluate the Company’s operational performance and trends between periods and relative to its industry competitors.  Management also believes this information may be useful to investors and analysts to gain a better understanding of the Company’s financial results.  EBITDA and adjusted EBITDA are non-GAAP financial measures and should not be considered a substitute for Net (loss) income or Cash provided by operating activities as determined in accordance with accounting principles generally accepted in the United States of America.
Presented above is adjusted EBITDA per barrel of oil equivalent sold. Management believes adjusted EBITDA per barrel of oil equivalent sold is important information because it is used by management to evaluate the Company’s profitability of one barrel of oil equivalent sold in that period.   Adjusted EBITDA per barrel of oil equivalent sold is a non-GAAP financial metric.

1 Depreciation, depletion, and amortization expense used in the computation of EBITDA and impairment of assets used in the computation of Adjusted EBITDA exclude the portion attributable to the non-controlling interest.

MURPHY OIL CORPORATION
SCHEDULE OF EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION
AND AMORTIZATION AND EXPLORATION (EBITDAX)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(Millions of dollars, except per barrel of oil equivalents sold)	2020	2019	2020	2019
Net (loss) income attributable to Murphy (GAAP)	$(317.1)	92.3	(733.2)	132.5
Income tax (benefit) expense	(94.8)	9.1	(186.3)	19.9
Interest expense, net	38.6	54.1	79.7	100.2
Depreciation, depletion and amortization expense ¹	219.1	246.0	505.3	458.1
EBITDA attributable to Murphy (Non-GAAP)	(154.2)	401.5	(334.5)	710.7
Exploration expenses	29.5	30.7	49.6	63.2
EBITDAX attributable to Murphy (Non-GAAP)	(124.7)	432.2	(284.9)	773.9
Impairment of assets ¹	19.6	—	886.0	—
Mark-to-market (gain) loss on crude oil derivative contracts	184.5	(50.8)	(173.8)	(50.8)
Mark-to-market (gain) loss on contingent consideration	15.7	15.4	(43.5)	28.9
Restructuring expenses	41.4	—	41.4	—
Accretion of asset retirement obligations	10.5	9.9	20.4	19.2
Unutilized rig charges	4.5	—	8.0	—
Discontinued operations loss (income)	1.2	(24.4)	6.1	(74.3)
Inventory loss	—	—	4.8	—
Foreign exchange (gains) losses	1.4	3.0	(3.3)	5.6
Business development transaction costs	—	7.8	—	20.3
Adjusted EBITDAX attributable to Murphy (Non-GAAP)	$154.1	393.1	461.2	722.8

Total barrels of oil equivalents sold from continuing operations attributable to Murphy (thousands of barrels)	15,242	14,269	32,312	27,766

Adjusted EBITDAX per barrel of oil equivalents sold	$10.11	27.55	14.27	26.03
Non-GAAP Financial Measures
Presented above is a reconciliation of Net (loss) income to Earnings before interest, taxes, depreciation and amortization, and exploration expenses (EBITDAX) and adjusted EBITDAX. Management believes EBITDAX and adjusted EBITDAX are important information to provide because they are used by management to evaluate the Company’s operational performance and trends between periods and relative to its industry competitors.  Management also believes this information may be useful to investors and analysts to gain a better understanding of the Company’s financial results.  EBITDAX and adjusted EBITDAX are non-GAAP financial measures and should not be considered a substitute for Net (loss) income or Cash provided by operating activities as determined in accordance with accounting principles generally accepted in the United States of America.
Presented above is adjusted EBITDAX per barrel of oil equivalent sold. Management believes adjusted EBITDAX per barrel of oil equivalent sold is important information because it is used by management to evaluate the Company’s profitability of one barrel of oil equivalent sold in that period.  Adjusted EBITDAX per barrel of oil equivalent sold is a non-GAAP financial metric.
1 Depreciation, depletion, and amortization expense used in the computation of EBITDA and impairment of assets used in the computation of Adjusted EBITDA exclude the portion attributable to the non-controlling interest.

MURPHY OIL CORPORATION
FUNCTIONAL RESULTS OF OPERATIONS (unaudited)

	Three Months Ended June 30, 2020		Three Months Ended June 30, 2019
(Millions of dollars)	Revenues	Income (Loss)	Revenues	Income (Loss)
Exploration and production
United States [1,2]	$228.3	(143.1)	576.7	133.0
Canada	59.2	(19.5)	102.0	(5.9)
Other	—	(9.0)	3.1	(3.4)
Total exploration and production	287.5	(171.6)	681.8	123.7
Corporate	(76.0)	(151.6)	62.2	(24.9)
Revenue/income from continuing operations	211.5	(323.2)	744.0	98.8
Discontinued operations, net of tax [3]	—	(1.2)	—	24.4
Total revenues/net income (loss) including noncontrolling interest	$211.5	(324.4)	744.0	123.2
Net (loss) income attributable to Murphy		(317.1)		92.3

	Six Months Ended June 30, 2020		Six Months Ended June 30, 2019
(Millions of dollars)	Revenues	Income (Loss)	Revenues	Income (Loss)
Exploration and production
United States [1,2]	$739.8	(839.1)	1,077.5	249.2
Canada	148.9	(26.4)	228.9	1.6
Other [2]	1.8	(61.3)	6.0	(31.7)
Total exploration and production	890.5	(926.8)	1,312.4	219.1
Corporate	324.8	99.8	62.1	(97.4)
Revenue/income from continuing operations	1,215.3	(827.0)	1,374.5	121.7
Discontinued operations, net of tax [3]	—	(6.1)	—	74.3
Total revenues/net income (loss) including noncontrolling interest	$1,215.3	(833.1)	1,374.5	196.0
Net income attributable to Murphy		(733.2)		132.5
1 Includes results attributable to a noncontrolling interest in MP Gulf of Mexico, LLC (MP GOM).
2 Includes impairment charges of $19.6 million for the United States for the three months ended June 30, 2020 and $947.4 million and $39.7 million for the United States and Other for the six months ended June 30, 2020.
3 Malaysia is reported as discontinued operations in current and comparative periods effective January 1, 2019.

MURPHY OIL CORPORATION
OIL AND GAS OPERATING RESULTS (unaudited)
THREE MONTHS ENDED JUNE 30, 2020, AND 2019

(Millions of dollars)	United States [1]	Canada	Other	Total
Three Months Ended June 30, 2020
Oil and gas sales and other operating revenues	$228.3	59.2	—	287.5
Lease operating expenses	116.8	27.4	0.5	144.7
Severance and ad valorem taxes	6.1	0.4	—	6.5
Transportation, gathering and processing	31.5	9.6	—	41.1
Depreciation, depletion and amortization	175.8	49.7	0.5	226.0
Accretion of asset retirement obligations	9.1	1.3	—	10.4
Impairments of assets	19.6	—	—	19.6
Exploration expenses
Dry holes and previously suspended exploration costs	7.6	—	—	7.6
Geological and geophysical	8.0	0.1	0.5	8.6
Other exploration	2.9	0.1	3.0	6.0
	18.5	0.2	3.5	22.2
Undeveloped lease amortization	4.8	—	2.4	7.2
Total exploration expenses	23.3	0.2	5.9	29.4
Selling and general expenses	7.6	5.4	2.3	15.3
Other	24.2	(1.2)	0.1	23.1
Results of operations before taxes	(185.7)	(33.6)	(9.3)	(228.6)
Income tax provisions (benefits)	(42.6)	(14.1)	(0.3)	(57.0)
Results of operations (excluding Corporate segment)	$(143.1)	(19.5)	(9.0)	(171.6)

Three Months Ended June 30, 2019
Oil and gas sales and other operating revenues	$576.7	102.0	3.1	681.8
Lease operating expenses	99.7	36.9	0.6	137.2
Severance and ad valorem taxes	12.8	0.3	—	13.1
Transportation, gathering and processing	27.7	7.2	—	34.9
Depreciation, depletion and amortization	201.2	56.8	1.3	259.3
Accretion of asset retirement obligations	8.4	1.5	—	9.9
Exploration expenses
Dry holes and previously suspended exploration costs	(0.2)	—	—	(0.2)
Geological and geophysical	15.4	—	2.4	17.8
Other exploration	2.8	0.1	3.1	6.0
	18.0	0.1	5.5	23.6
Undeveloped lease amortization	5.9	0.4	0.9	7.2
Total exploration expenses	23.9	0.5	6.4	30.8
Selling and general expenses	12.9	6.1	6.1	25.1
Other	27.9	0.2	0.1	28.2
Results of operations before taxes	162.2	(7.5)	(11.4)	143.3
Income tax provisions (benefits)	29.2	(1.6)	(8.0)	19.6
Results of operations (excluding Corporate segment)	$133.0	(5.9)	(3.4)	123.7
1 Includes results attributable to a noncontrolling interest in MP GOM.

MURPHY OIL CORPORATION
OIL AND GAS OPERATING RESULTS (unaudited)
SIX MONTHS ENDED JUNE 30, 2020, AND 2019

(Millions of dollars)	United States [1]	Canada	Other	Total
Six Months Ended June 30, 2020
Oil and gas sales and other operating revenues	$739.8	148.9	1.8	890.5
Lease operating expenses	295.0	58.0	0.8	353.8
Severance and ad valorem taxes	15.2	0.7	—	15.9
Transportation, gathering and processing	66.1	19.4	—	85.5
Depreciation, depletion and amortization	423.3	101.7	1.0	526.0
Accretion of asset retirement obligations	17.7	2.7	—	20.4
Impairment of assets	947.4	—	39.7	987.1
Exploration expenses
Dry holes and previously suspended exploration costs	7.7	—	—	7.7
Geological and geophysical	9.3	0.1	4.2	13.6
Other exploration	3.7	0.3	9.5	13.5
	20.7	0.4	13.7	34.8
Undeveloped lease amortization	9.9	0.2	4.6	14.7
Total exploration expenses	30.6	0.6	18.3	49.5
Selling and general expenses	11.3	9.8	3.9	25.0
Other	(21.5)	(1.0)	(1.1)	(23.6)
Results of operations before taxes	(1,045.3)	(43.0)	(60.8)	(1,149.1)
Income tax provisions (benefits)	(206.2)	(16.6)	0.5	(222.3)
Results of operations (excluding Corporate segment)	$(839.1)	(26.4)	(61.3)	(926.8)

Six Months Ended June 30, 2019
Oil and gas sales and other operating revenues	$1,077.5	228.9	6.0	1,312.4
Lease operating expenses	192.1	75.9	0.9	268.9
Severance and ad valorem taxes	22.6	0.6	—	23.2
Transportation, gathering and processing	59.3	15.2	—	74.5
Depreciation, depletion and amortization	365.1	116.3	2.3	483.7
Accretion of asset retirement obligations	16.2	3.0	—	19.2
Exploration expenses
Dry holes and previously suspended exploration costs	(0.1)	—	13.1	13.0
Geological and geophysical	15.9	—	7.9	23.8
Other exploration	4.0	0.2	7.1	11.3
	19.8	0.2	28.1	48.1
Undeveloped lease amortization	12.8	0.7	1.7	15.2
Total exploration expenses	32.6	0.9	29.8	63.3
Selling and general expenses	30.2	13.7	11.7	55.6
Other	58.5	0.4	0.4	59.3
Results of operations before taxes	300.9	2.9	(39.1)	264.7
Income tax provisions (benefits)	51.7	1.3	(7.4)	45.6
Results of operations (excluding Corporate segment)	$249.2	1.6	(31.7)	219.1
1 Includes results attributable to a noncontrolling interest in MP GOM.

MURPHY OIL CORPORATION
PRODUCTION-RELATED EXPENSES
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(Dollars per barrel of oil equivalents sold)	2020	2019	2020	2019
Continuing operations
United States – Eagle Ford Shale
Lease operating expense	$8.11	8.26	9.35	10.33
Severance and ad valorem taxes	1.76	3.16	2.10	3.10
Depreciation, depletion and amortization (DD&A) expense	25.21	23.56	25.12	23.71

United States – Gulf of Mexico
Lease operating expense [1]	$11.72	10.63	13.54	9.37
DD&A expense	11.74	17.03	14.39	15.45

Canada – Onshore
Lease operating expense	$4.49	6.15	4.47	6.02
Severance and ad valorem taxes	0.09	0.07	0.07	0.07
DD&A expense	9.33	10.87	9.50	10.95

Canada – Offshore
Lease operating expense	$11.36	15.91	15.16	16.73
DD&A expense	10.05	14.31	11.00	13.98

Total oil and gas continuing operations
Lease operating expense [2]	$8.87	8.93	10.21	8.93
Severance and ad valorem taxes	0.39	0.85	0.46	0.77
DD&A expense	14.19	17.21	15.52	16.40

Total oil and gas continuing operations – excluding noncontrolling interest
Lease operating expense	$8.61	8.86	9.90	8.94
Severance and ad valorem taxes	0.42	0.92	0.49	0.83
DD&A expense	14.38	17.24	15.64	16.50
1 For the three months and six months ended June 30, 2020, lease operating expense (LOE) per barrel of oil equivalents (BOE) sold for the U.S. Gulf of Mexico excluding cost associated with well workovers is $8.44 and $9.35, respectively. Workovers for the three months ended June 30, 2020 primarily relate to Dalmatian. Workovers for the six months ended June 30, 2020 include Dalmatian and Cascade.
2 For the three months and six months ended June 30, 2020, total LOE per BOE excluding cost associated with well workovers is $7.09 and $7.89, respectively.

MURPHY OIL CORPORATION
OTHER FINANCIAL DATA
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(Millions of dollars)	2020	2019	2020	2019
Capital expenditures for continuing operations
Exploration and production
United States	$159.7	1,541.3	405.1	1,746.8
Canada	10.0	60.0	118.2	155.7
Other	6.0	23.1	26.9	64.4
Total	175.7	1,624.4	550.2	1,966.9

Corporate	3.9	3.1	7.4	5.6
Total capital expenditures - continuing operations [1]	179.6	1,627.5	557.6	1,972.5

Charged to exploration expenses [2]
United States	18.5	18.0	20.7	19.8
Canada	0.2	0.1	0.4	0.2
Other	3.5	5.5	13.7	28.1
Total charged to exploration expenses - continuing operations	22.2	23.6	34.8	48.1

Total capitalized	$157.4	1,603.9	522.8	1,924.4
1 For the three months and six months ended June 30, 2020, includes noncontrolling interest (NCI) capital expenditures of $5.2 million and $15.5 million, respectively. Also, for the three months and six months ended June 30, 2020, includes capital expenditures associated with the King’s Quay project of $32.7 million and $61.4 million.
2 Excludes amortization of undeveloped leases of $7.2 million for each of the three months ended June 30, 2020 and 2019. Excludes amortization of undeveloped leases of $14.7 million and $15.2 million for the six months ended June 30, 2020 and 2019, respectively.

MURPHY OIL CORPORATION
CONSOLIDATED BALANCE SHEETS
(unaudited)

(Millions of dollars)	June 30, 2020	December 31, 2019
ASSETS
Current assets
Cash and cash equivalents	$145.5	306.8
Accounts receivable	372.5	426.7
Inventories	59.7	76.1
Prepaid expenses	61.3	40.9
Assets held for sale	124.3	123.9
Total current assets	763.4	974.3
Property, plant and equipment, at cost	8,891.4	9,969.7
Operating lease assets	779.6	598.3
Deferred income taxes	290.0	129.3
Deferred charges and other assets	29.6	46.9
Total assets	$10,754.0	11,718.5
LIABILITIES AND EQUITY
Current liabilities
Accounts payable	366.2	602.1
Income taxes payable	18.6	19.0
Other taxes payable	17.0	18.6
Operating lease liabilities	103.3	92.3
Other accrued liabilities	151.8	197.4
Liabilities associated with assets held for sale	13.7	13.3
Total current liabilities	670.7	942.8
Long-term debt, including capital lease obligation	2,956.4	2,803.4
Asset retirement obligations	844.5	825.8
Deferred credits and other liabilities	628.9	613.4
Non-current operating lease liabilities	697.7	521.3
Deferred income taxes	182.3	207.2
Total liabilities	5,980.5	5,913.9
Equity
Common Stock, par $1.00	195.1	195.1
Capital in excess of par value	931.4	949.4
Retained earnings	5,823.4	6,614.3
Accumulated other comprehensive loss	(690.3)	(574.2)
Treasury stock	(1,691.1)	(1,717.2)
Murphy Shareholders' Equity	4,568.5	5,467.5
Noncontrolling interest	204.9	337.2
Total equity	4,773.5	5,804.6
Total liabilities and equity	$10,754.0	11,718.5

MURPHY OIL CORPORATION
PRODUCTION SUMMARY
(unaudited)

		Three Months Ended June 30,		Six Months Ended June 30,
Barrels per day unless otherwise noted		2020	2019	2020	2019
Continuing operations
Net crude oil and condensate
United States	Onshore	27,986	33,145	29,510	29,532
	Gulf of Mexico [1]	67,002	61,062	72,866	61,055
Canada	Onshore	7,872	5,943	7,353	6,199
	Offshore	5,852	6,685	5,495	7,304
Other		—	448	172	477
Total net crude oil and condensate - continuing operations		108,712	107,283	115,396	104,567
Net natural gas liquids
United States	Onshore	5,303	5,977	5,444	5,641
	Gulf of Mexico [1]	5,219	3,118	5,944	2,940
Canada	Onshore	1,018	1,073	1,209	1,083
Total net natural gas liquids - continuing operations		11,540	10,168	12,597	9,664
Net natural gas – thousands of cubic feet per day
United States	Onshore	27,697	32,209	29,830	30,752
	Gulf of Mexico [1]	68,717	39,029	75,333	29,356
Canada	Onshore	259,108	249,367	262,978	252,120
Total net natural gas - continuing operations		355,522	320,605	368,141	312,228
Total net hydrocarbons - continuing operations including NCI [2,3]		179,506	170,885	189,350	166,269
Noncontrolling interest
Net crude oil and condensate – barrels per day		(10,719)	(11,160)	(11,370)	(11,669)
Net natural gas liquids – barrels per day		(443)	(458)	(501)	(506)
Net natural gas – thousands of cubic feet per day [2]		(4,059)	(4,507)	(4,575)	(4,203)
Total noncontrolling interest		(11,839)	(12,369)	(12,634)	(12,876)
Total net hydrocarbons - continuing operations excluding NCI [2,3]		167,667	158,516	176,716	153,394
Discontinued operations
Net crude oil and condensate – barrels per day		—	21,556	—	23,744
Net natural gas liquids – barrels per day		—	529	—	636
Net natural gas – thousands of cubic feet per day [2]		—	93,382	—	97,465
Total discontinued operations		—	37,649	—	40,624
Total net hydrocarbons produced excluding NCI [2,3]		167,667	196,165	176,716	194,018
1 Includes net volumes attributable to a noncontrolling interest in MP GOM.
2 Natural gas converted on an energy equivalent basis of 6:1.
3 NCI – noncontrolling interest in MP GOM.

MURPHY OIL CORPORATION
PRICE SUMMARY
(unaudited)

		Three Months Ended June 30,		Six Months Ended June 30,
		2020	2019	2020	2019
Weighted average Exploration and Production sales prices [1]
Continuing operations
Crude oil and condensate – dollars per barrel
United States	Onshore	$21.42	64.17	$34.59	$61.41
	Gulf of Mexico [2]	24.77	65.79	37.00	62.62
Canada [3]	Onshore	16.09	51.83	26.09	50.78
	Offshore	20.48	69.23	35.28	65.84
Other		—	73.05	63.51	70.50
Natural gas liquids – dollars per barrel
United States	Onshore	8.03	15.98	9.45	16.55
	Gulf of Mexico [2]	7.29	15.78	7.85	18.36
Canada [3]	Onshore	13.78	28.41	15.04	31.81
Natural gas – dollars per thousand cubic feet
United States	Onshore	1.62	2.50	1.74	2.68
	Gulf of Mexico [2]	1.71	2.60	1.87	2.58
Canada [3]	Onshore	1.49	1.26	1.55	1.71
1 Effective September 30, 2019, weighted average realized prices are reported excluding transportation, gathering and processing costs. Comparative periods are conformed to current presentation.
2 Prices include the effect of noncontrolling interest share for MP GOM.
3 U.S. dollar equivalent.

MURPHY OIL CORPORATION
COMMODITY HEDGE POSITIONS (unaudited)
AS OF AUGUST 5, 2020

	Commodity	Type	Volumes (Bbl/d)	Price (USD/Bbl)	Remaining Period
Area					Start Date	End Date
United States	WTI ¹	Fixed price derivative swap	45,000	$56.42	7/1/2020	12/31/2020
United States	WTI ¹	Fixed price derivative swap	15,000	$42.93	1/1/2021	12/31/2021

			Volumes (MMcf/d)	Price (CAD/Mcf)	Remaining Period
Area	Commodity	Type			Start Date	End Date
Montney	Natural Gas	Fixed price forward sales at AECO	59	C$2.81	7/1/2020	12/31/2020
Montney	Natural Gas	Fixed price forward sales at AECO	25	C$2.62	1/1/2021	12/31/2021
1 West Texas Intermediate

MURPHY OIL CORPORATION
THIRD QUARTER 2020 GUIDANCE

	Oil BOPD	NGLs BOPD	Gas MCFD	Total BOEPD
Production – net
U.S. – Eagle Ford Shale	24,400	4,600	26,200	33,400
– Gulf of Mexico excluding NCI	52,100	5,000	60,900	67,300
Canada – Tupper Montney	—	—	238,400	39,700
– Kaybob Duvernay and Placid Montney	8,800	1,000	25,000	14,000
– Offshore	3,600	—	—	3,600

Total net production (BOEPD) - excluding NCI [1]	153,000 to 163,000

Exploration expense ($ millions)	$25

FULL YEAR 2020 GUIDANCE
Capital expenditures – excluding NCI ($ millions) [2]	$680 to $720

[1] Excludes noncontrolling interest of MP GOM of 10,000 BOPD of oil, 700 BOPD of NGLs, and 5,000 MCFD gas.
[2] Excludes noncontrolling interest of MP GOM of $41 MM.